AGREEMENT TO LEASE
                                 BETWEEN
                          BEILER CAMPBELL, INC.
                                  AND
                      THE PEOPLES BANK OF OXFORD
                                  AT
                            ANVIL CENTER
             EAST MARLBOROUGH TOWNSHIP, CHESTER COUNTY,
                            PENNSYLVANIA



                         AGREEMENT TO LEASE

     THIS AGREEMENT TO LEASE is made this 7th day of December, 1994 between BEILER CAMPBELL, INC., a Pennsylvania corporation ("Landlord"), with an address of P.O. Box 1096, Kennett Square, PA 19348, and THE PEOPLES BANK OF OXFORD ("Tenant"), with its office at 24 S. 3rd Street, Oxford, Pennsylvania 19363.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.  DEMISED PREMISES; COMMON AREA; TITLE.

     (a) Landlord hereby rents to Tenant that certain parcel of land more fully described on Exhibit A attached hereto, together with improvements thereon and the appurtenances thereto (the "Demised Premises" or the "Premises") upon which Tenant shall construct a building having a ground floor area of approximately 3850 square feet (the "Building"). The term Demised Premises shall include the Building when constructed. The Demised Premises is part of a shopping and commercial center ("Center") being developed by Landlord known as Anvil Center, East Marlborough Township, Chester County, Pennsylvania and shown on the plan attached hereto as Exhibit B (the "Plan").

      (b) The Plan also depicts certain "Common Area" within the Center. Landlord grants to Tenant and its agents, contractors, employees and customers, a nonexclusive license to use the common areas in common with other tenants of the Center, their agents, employees and customers during the term of this Lease and any renewal period thereof for underground utility lines, parking and ingress and egress. The Landlord agrees that any agreements with other tenants within the Center will provide that the Common Area will be and remain open and available for reciprocal use and parking by all customers and invitees of the tenants of the Center. No tenant, organization, individual, or any other entity shall use the Common Area for any other purpose than herein designated, nor shall anyone have the right to authorize the use of any of the Common Areas except the Landlord. The term "Common Area" as used herein shall also include improvements constructed on or under the Common Area, including but not limited to common utilities, light standards, landscaping, paving, curbing, and storm water structures. The term "Common Facilities" as used herein shall mean and refer to those structures, whether above or under ground, which are located within the boundaries of the Demised Premises but which are used by or benefit other tenants in the Center, such as storm water culverts or pipes and electrical, telephone or other utility lines.

     (c) Landlord warrants and represents that it has good and valid fee simple title to the Center and Premises and that the Center is free and clear of all liens, encumbrances, covenants, easements, restrictions, leases, licenses, agreements, and options; excepting, however, a mortgage lien in favor of Meridian Bank, which shall be the subject of the Subordination Agreement attached as Exhibit D, and as defined and required in
Section 29.

2.  TERM.

     The term of this Lease (the "Term") shall commence on the date when Landlord has obtained all of the Government Approvals (in accordance with the provisions of Section 7(a)(i)) (the "Term Commencement Date") and shall end at 11:59 p.m., local time, of the day preceding the twentieth (20th) anniversary of the Term Commencement Date. On or promptly following the Term Commencement Date, Landlord shall give notice thereof to Tenant and Landlord and Tenant shall execute a certificate wherein the parties shall certify the Term Commencement Date. Notwithstanding the foregoing, if after Landlord has obtained the Governmental Approvals an appeal is taken from the issuance of any of the Governmental Approvals or of any building permit for construction of either that part of the Common Area required to be constructed as part of Phase I (hereinafter defined) or the Building then the Commencement Date shall be stayed until any appeal is discontinued, extinguished or settled; provided that if the stay extends beyond January 1, 1996 Tenant shall have the right thereafter to terminate this Lease and receive a refund of any security deposit and prepaid rent.

3.  OPTION TO EXTEND TERM.

     Tenant shall have the right to extend the Term of this Lease for an additional period of five (5) years commencing immediately upon expiration of the original Term (the "First Extended Term") and an additional period of four (4) years and three hundred sixty four (364) days commencing immediately upon expiration of the First Extended Term (the "Second Extended Term"), which right shall be exercisable by Tenant's delivery of written notice to Landlord at least one year prior to expiration of the original Term or, in the case of the exercise of the Second Extended Term, one year prior to expiration of the First Extended Term; provided that no Event of Default by Tenant exists under this Lease at the time of exercise of such right. Notwithstanding any conduct or custom of the parties to the contrary, any purported notice given in a manner other than in strict accordance with the foregoing requirements shall be ineffective and operate as a waiver of Tenant's right to renew, it being agreed that time is of the essence. Except for the increased Minimum Annual Rent as set forth in Exhibit C and the option to renew granted by this Section, all other covenants, terms and conditions of this Lease shall remain in full force and effect during the extensions of the Term. The First Extended Term and the Second Extended Term, when duly exercised hereunder, shall be considered a part of the "Term" under this Lease.

4.  MINIMUM ANNUAL RENT.

     Beginning on the first day of the second full calendar month during the Term (the "Rent Commencement Date"), Tenant shall pay Landlord rent (hereinafter called the "Minimum Annual Rent") in the annual amounts specified in the schedule attached to this lease as Exhibit C (which is incorporated in this Lease as if set forth herein in its entirety), in twelve equal monthly installments (except that the monthly installments of Minimum Annual Rent for first 12 months of the Term shall be paid as specified in Exhibit C) payable in advance on the first day of each calendar month of the Term, except that the first monthly installment in the amount of $2,083.33 (representing the rental payments for the second calendar month during the term) shall be paid at the signing of this Lease. The "Years" referred to in Exhibit C shall be calculated from the Rent Commencement Date. Notwithstanding the contents of Exhibit C, payment of Minimum Annual Rent in the monthly amounts established for the ninth through twelfth months of the first year of the Term shall commence on the earlier to occur of: (a) the first day of the first full calendar month after the date of commencement of Tenant's use and occupancy of the Building on the Premises for its intended purpose; or (b) the first day of the ninth full calendar month in the Term.

5.  ADDITIONAL RENT.

     (a)  Definitions.

          (i) "Real Estate Taxes" shall mean all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Center and any improvements thereon, whether or not the subject of a lease to Tenant or any other tenant of the Center or any part thereof, and which are based upon the assessed value thereof ("Ad Valorem Taxes") and also any tax or assessment levied, assessed or imposed at any time by any governmental authority upon the rents from the Center or any part thereof to the extent that the same shall be expressly enacted by the applicable governing authority in lieu of (and/or in lieu of an increase in) all or a portion of any of the Ad Valorem Taxes (a "Substitute Tax"). Without limitation of the foregoing, Real Estate Taxes shall not include taxes in the nature of income, business, gross receipts or profit taxes, inheritance or estate taxes, taxes applicable to activities or taxable events related to receipt of compensation generally and not limited to rents receivable from real estate. If Landlord asserts that a tax other than an Ad Valorem Tax is part of Real Estate Taxes for any year, by reason of its being a Substitute Tax, the same shall not qualify as a Substitute Tax to the extent that the total Real Estate Taxes for such year exceed the Real Estate Taxes for the preceding year by a percentage in excess of the increase in the Consumer Price Index for such year over the preceding year.

          (ii) "Operating Expenses" shall mean costs incurred by Landlord for: maintenance of the Common Area and Common Facilities; liability insurance for the Common Area; casualty insurance for any Common Area and Common Facilities (to the extent insurable); landscaping within the Common Area; electricity for lighting and signage in the Common Area; and costs of any construction or alteration to the Center or the Common Area or Common Facilities necessary for compliance with any governmental law, regulation, ordinance or order not existing at the time of approval of the Plans, so long as the cost of construction or alteration projects exceeding $10,000 are amortized over a period of five years. Notwithstanding the foregoing, Operating Expenses shall not include any of the following: new construction or alteration of buildings within the Center; costs or expenses associated with repair or correction of defective workmanship in construction of the Center or the Common Area or Common Facilities; costs or expenses which would ordinarily be covered by the proceeds of insurance, condemnation or legal claims against another tenant or other responsible parties, including but not limited to the costs of repair or replacement from casualty or environmental damage; the cost of any repair or replacement item which , by standard accounting practices, should be capitalized; charges for depreciation; principal, interest or other debt service items; ground rents; leasing commissions or other expenses associated with leasing space in the Center; the cost of initial construction of the Common Area or Common Facilities or any part thereof, costs or expenses of enforcing lease obligations of other tenants; wages, fees or salaries of Landlord's executive or supervisory personnel; or costs of any construction or alteration of the Center or the Common Area or Common Facilities necessary for compliance with any governmental law, regulation, ordinance or order except as expressly described above.

     (b) Real Estate Taxes. Beginning on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days of billing therefor, Tenant's share of Real Estate Taxes. "Tenant's share of Real Estate Taxes" shall be determined annually in one of the following two methods, whichever is applicable.

          (i) Method One: If the Common Area and leased ground within the Center are assessed together as "land" and the all of the buildings in the Center are assessed collectively as "improvements" then the Tenant's share of Real Estate Taxes shall be calculated as follows: (A) the total Real Estate Taxes for all land and improvements in the Center shall be divided by
(B) the number of square feet of interior floor area (counting all floors in multi-floor buildings) of buildings in the Center, and the quotient so derived (being the Real Estate Taxes per square foot) shall be multiplied by (C) the number of square feet of interior floor area in the Building, resulting in
(D) the Tenant's share of Real Estate Taxes. However, if the buildings shown on the plan attached as Exhibit B have not been completed then the number of square feet of floor area for purposes of the above calculation shall be 4,000 square feet for Building B and 13,000 square feet for Building C until substantial completion, when the actual floor area of each building shall be used.

          (ii) Method Two: If the Common Area are assessed together as "land" but the buildings in the Center are the subject of separate assessments as "improvements" so that the assessed value of the Building, according to the Office of Assessor, can be separately determined, then Tenant's share of Real Estate Taxes allocable to "land" shall be calculated in accordance with Method One, above, but Tenant's share of Real Estate Taxes for improvements shall be calculated by multiplying
(A) the assessed value of the Building as indicated by the Office of the Assessor of the County in which the Center is located multiplied by (B) the millage levied by the applicable governing authority and upon which the Real Estate Taxes are calculated.

          (iii) Tenant shall have the right to appeal, at any time and from time to time, the assessed value of the Building established by the Chester County Tax Assessment Office. The right to appeal the assessed value of the land comprising the Center shall be subject to the control of the Landlord, for so long as the aggregate reimbursement payments of Tenant and all other tenants occupying the Center are less than fifty-one (51%) percent of the total Real Estate Taxes assessed in respect of the land comprising the Center; thereafter, a decision to appeal the land assessment of the Center shall be determined by a majority vote among Landlord, Tenant and all other tenants occupying the Center, with each party's vote being equal to such party's percentage share of the Real Estate Taxes assessed in respect of the land comprising the Center.

          (iv) Notwithstanding the foregoing, if any portion of Real Estate Taxes is based upon taxable rentals by reason of it being treated as a Substitute Tax hereunder, such portion payable by Tenant shall be based upon the amount of taxable Minimum Annual Rent paid by Tenant only, not the Tenant's proportionate share of any Additional Rent or any taxable rentals received by Landlord from other tenants in the Center.

     (c)  Operating Expenses.

          (i) On the first day of the months of January, April, July and October of each year Tenant shall pay to Landlord as Additional Rent, in equal quarterly installments, one fourth (1/4) of Tenant's share of the annual Operating Expenses incurred during the preceding calendar year (except for the first year, when the amount of $ to be determined shall be used) plus a reasonable increase for anticipated inflation of costs. On or before April 1 of each year, Landlord shall furnish Tenant with a written statement of the actual Operating Expenses incurred for the prior calendar year. Within thirty (30) days of delivery of such statement to Tenant, Tenant shall pay the amount by which Tenant's share of such actual Operating Expenses exceed those paid by Tenant during the preceding calendar year. If, however, Tenant's share of actual Operating Expenses is less than the amount paid by Tenant for Operating Expenses during the preceding year, then Landlord shall reimburse Tenant for the amount overpaid upon the delivery of the statement of actual Operating Expenses.

          (ii)  Tenant's share of Operating Expenses shall be
(A) the Operating Expenses for the Center for the applicable calendar year divided by (B) the number of square feet of interior floor area (counting all floors in multi-floor buildings) of buildings in the Center, and the quotient so derived (being the Operating Expenses per square foot) shall be multiplied by (C) the number of square feet of interior floor area in the Building, resulting in (D) the Tenant's share of Operating Expenses. However, if the buildings shown on the plan attached as Exhibit B have not been completed then the number of square feet of floor area for purposes of the above calculation shall be 4,000 square feet for Building B, 13,000 square feet for Building C, until substantial completion, when the actual floor area for each building shall be used.

          (iii)  Tenant shall have the right to review
Landlord's books and records pertaining to Operating Expenses at Landlord's office during regular business hours.

     (d) Partial Calendar Years. In the event the first and/or last years of the Term shall not be full calendar years, then Tenant's obligation for Operating Expenses and Real Estate Taxes attributable to such years shall be pro rated, except that Tenant shall only be responsible for one half such Operating Expenses and Real Estate Taxes allocable exclusively to the first year of the Term.

     (e) Use and Occupancy Taxes. Tenant shall pay use and occupancy taxes imposed by any governmental body allocable to the Demised Premises.

6.  USES OF SPACE IN THE CENTER; RESTRICTIVE COVENANTS.

     (a) The Demised Premises shall be used for the construction and occupancy of the Building which shall have a ground floor area of approximately 3850 square feet, together with parking and uses accessory to the Building.

     (b) Landlord covenants and agrees that during the Term, it shall allow no other building or portion thereof nor any other space in the Center to be used or occupied as or for a bank, savings and loan, credit union, mortgage brokerage, mortgage company, consumer lending company, automatic bank teller machine, stock brokerage or insurance brokerage firm, or other similar institution, except upon the Demised Premises. By way of clarification and not limitation of the foregoing, Landlord will not permit the installation of any free standing automatic teller machine within the Center except by the Tenant, The foregoing prohibitions shall not, however, preclude either:
(i) an electronic point of purchase debit system used by a tenant of the Center in the sale of goods or services not prohibited in the preceding sentences; or (ii) apply to or limit, in any way, the business activities that may be undertaken or pursued upon or in the Center by Beiler-Campbell, Inc. or any other business entity in which Ben Beiler, Anthony Beiler, Brian Campbell, any one of them, or any of them together, has a controlling interest , so long as no such business activity may be a bank, savings and loan or credit union or operate a free-standing automatic bank teller or cash dispensing machine within the Center.

     (c) The Premises shall not be allowed to become vacant except as follows:

          (i) if, as a result of a merger, acquisition or reorganization involving the Tenant and another Financial Institution (hereinafter defined), Tenant is ordered by, or required by the regulations of, a federal or state regulatory agency or authority or a court to either (A) cease its operations at the Premises or (B) make a decision to cease its operations at either the Premises or another location, then the Premises may be vacated for no more than 24 consecutive months; or

          (ii) absent the foregoing circumstances, the Premises may be vacated for no more than 12 consecutive months.

     The foregoing is subject to the qualification that during any period of vacancy, Tenant shall maintain the exterior of the Building and the Premises in a neat and orderly condition in a manner consistent with the requirements of Section 16 of this Lease.

      "Financial Institution" shall mean a federally or state chartered bank, savings and loan, or credit union or any branch office of any of them.

     (d) At such time as the Center is no longer owned by a corporation, partnership or other entity which is owned and controlled by Ben Beiler, Anthony Beiler, Brian Campbell or any of them, and provided that The Peoples Bank of Oxford is the Tenant under this Lease, then the use which may be put to the premises identified as Building B on the Plan shall be subject to Tenant's approval, not to be unreasonably withheld.

7.  LANDLORD'S WORK.

     (a)  Governmental Approvals.

          (i) Promptly following execution of this Lease, Landlord shall commence efforts to obtain all necessary governmental approvals for the construction of the Center, the Building and the other buildings shown on the Plan, excepting only the building permits for the Building and the two other buildings to be constructed at the Center (collectively, the "Governmental Approvals"). The Governmental Approvals shall also include the right and approval of sewer connection to, and availability of capacity of, the East Marlborough Township sewage system and the Chester Water Authority; provided that Tenant shall pay the tap-in fees for the Building. The Governmental Approvals shall be deemed obtained at such time that Tenant would be entitled to the issuance of a building permit for the Building and is able to connect to, with available capacity, the East Marlborough Township sewage treatment plant system and to water lines provided by the Chester Water Authority.

          (ii) The plans and drawings submitted to governmental authorities in connection with the Governmental Approvals shall depict and the Governmental Approvals shall be sought in order to allow, the construction of, and use and occupancy of, a commercial center with a layout, subject to Landlord's right of modification described below, in accordance with the Plan, including the Building, a second office building and a third pad site (which may be used for office, rental or restaurant use (subject to subsection 6(d)) and access onto Baltimore Pike and onto Bayard Road. The plans and drawings submitted in connection with the Governmental Approvals shall also include all improvements which must be completed in the Common Area in order to permit the issuance of a building permit and a certificate of occupancy for the Building. Landlord may, in seeking the Governmental Approvals, make modifications to the Plan, outside of the Demised Premises only, without first obtaining Tenant's consent, except for changes to the following: the location or manner of ingress to or egress from the Center from a public street or highway, landscaping or signage in the landscaping strip separating the Premises from Bayard Road and Baltimore Pike, the number or parking spaces in the Center, the location of parking in the Center lying within 50 feet of the Premises and off-site improvements to Bayard Road and Baltimore Pike. Notwithstanding the foregoing, Tenant acknowledges that certain road improvements (including curbing and paving) to Bayard Road and the intersection of Bayard Road and Baltimore Pike (identified on the Plan as being part of the Phase II Improvements pursuant to the Second Route One Corridor Highway Improvement Agreement dated July 31, 1991 ["Highway Agreement"]) and certain other improvements (also including curbing and paving) along Baltimore Pike (identified on the Plan as being part of the Phase V Improvements pursuant to the Highway Agreement), although shown on the Plan, will be constructed by parties other than the Landlord. Tenant further acknowledges and agrees that in seeking the Governmental Approvals, that Landlord may, without Tenant's prior consent, adjust the location of the entrance to the Center from Bayard Road from the location shown on the Plan, in a southerly direction, to the extent required by any municipal or governmental entity having jurisdiction of the Governmental Approvals.

          (iii) The Government Approvals shall be obtained according to the Plans and otherwise in a manner so that a building permit could be obtained for the Building upon submission of plans and specifications which satisfy applicable building code standards for construction. All Governmental Approvals shall be obtained at Landlord's cost and expense and Landlord shall use diligent good faith efforts to obtain them. Tenant shall be afforded regular reports, not less than monthly, of the status of the Governmental Approvals.

          (iv) If the Governmental Approvals have not been obtained or, if obtained, all appeals of any of the Governmental Approvals have not been extinguished, terminated or settled, by January 1, 1996, Tenant shall have the right at any time thereafter to terminate this Lease and receive a refund of any security deposit and prepaid rent.

     (b)  Landlord's Work.

          (i) Landlord shall, at Landlord's cost and expense, construct all of the improvements which are depicted in the Common Area and the Common Facilities on the Plan, in accordance with the Plan and the Governmental Approvals (the "Landlord's Work"). Such Landlord's Work shall include, but not be limited to: parking areas, curbing and driveways except those located within the Premises; curbing lying along the boundary of the Premises; water, sewer, telephone, electric and gas service lines and appurtenances up to the boundary of the Premises and otherwise as necessary for use in any of the other buildings in the Center, except that Tenant shall be responsible for its own utility lines and connections within the Premises; storm water drainage swales, basins, facilities and structures; parking lot lighting within the Common Areas; landscaping within the Common Area, off-site highway, traffic or other improvements required by the Plan or Governmental Approvals; and sidewalks except those within the Premises.

          (ii) Tenant acknowledges that Landlord shall, subject to approval by the Township and any of the other Governmental Approvals, complete Landlord's Work in phases, with the first phase ("Phase I") to be commenced and completed in connection with the construction and use and occupancy of the Building, which work is depicted as Phase I on the Plan and includes the paving of the driveways and parking lot for access to and use of, and installation of curbing at and to, all of the points of ingress and egress to Bayard Road and Baltimore Pike (exclusive of the Phase IV and Phase V Improvements pursuant to the Highway Agreement); paved parking lot areas with not less than twenty-seven (27) parking spaces in the Common Area as shown on the Plan; all utilities to the boundary of the Premises as necessary for construction and occupancy of the Building and for operation of the Common Area, including electricity for parking lot lighting; landscaping along the right-of-way of Bayard Road and Baltimore Pike as depicted on the Plan; lighting within the parking areas comprising Phase 1; a pylon sign for the Center; all as depicted on the Plan and all other Landlord's Work necessary for issuance of a building permit and certificate of occupancy for the Building.

          (iii) Prior to commencement of Landlord's Work or Tenant's Work or the payment of Rent, the Landlord shall demonstrate to Tenant's satisfaction the availability of loan financing and other financial resources sufficient to complete the Landlord's Work and executed construction contracts for commencement and completion of Landlord's Work.

          (iv) Landlord's Work shall be performed in a good and workmanlike manner. Any of Landlord's Work that is performed after commencement of the construction of the Building by Tenant shall be coordinated so as not to interfere with Tenant's contractor's work.

          (v) Landlord's Work shall be commenced within 30 days after obtaining the Governmental Approvals and shall be pursued diligently to completion. All of Landlord's Work necessary for issuance of a certificate of occupancy for the Building must be completed no later 30 days after the Tenant achieves substantial completion of the Building and all of the remaining Landlord's Work (in Phase I, if applicable) must be completed within 60 days after Tenant's substantial completion of the Building.

8.  TENANT'S WORK.

     (a) Description of Tenant's Work; Building Requirements. Tenant shall construct, within the boundaries of the Premises, the Building as well as the driveway, parking area, and curbing, and the utilities serving the Premises (curbing along the boundary of the Premises, any storm water management facilities within the Premises, and any utilities within the Premises that are not intended to exclusively serve the Premises shall be included in Landlord's Work) (the "Tenant's Work"). The Building (and any building to replace it after it is constructed) shall be a complete independent building erected wholly within the boundary lines of the Demised Premises and designed to be capable for use as a full-service bank branch office.

     (b)  Design Review.

          (i) Within 90 days following the date on this Lease, Tenant shall submit to Landlord for its review and approval schematic plans and outline of specifications (the "Schematic Plans") for the development, execution and construction of the Building. The Schematic Plans shall include exterior elevations of the Building, construction materials list and such additional information as Landlord may reasonably request.

          (ii) Landlord shall review the Schematic Plans and provide Tenant with any comments, in writing, within 30 days after Landlord's receipt of the Schematic Plans. Tenant may either accept the comments and agree to make the changes to the Schematic Plans as requested by Landlord or terminate this Lease and receive a refund of any rents theretofore paid. If Landlord fails to give written comments within the 30 day period, the Schematic Plans shall be deemed to be acceptable in the form submitted.

           (iii) Within 60 days following acceptance of the Schematic Plans, Tenant shall complete the plans and specifications necessary to obtain the building permit for the Building (hereinafter called the "Final Plans and
Specifications"); such plans to be prepared substantially in accordance with the Schematic Plans.

           (iv) The Final Plans and Specifications shall be submitted to the Landlord for review to determine that they have been prepared substantially in accordance with the Schematic Plans, and for no other purpose. Such review by Landlord shall be completed within 15 days after delivery to Landlord.

           (v)  The Schematic Plans and the Final Plans and
Specifications shall be prepared by a duly qualified architect licensed in the Commonwealth of Pennsylvania and employed by Tenant.

     (c)  Construction.

          (i) At least 30 days before Landlord commences Landlord's Work, Landlord shall obtain at least three bids for the construction of the Landlord's Work together with the site improvement work portion of Tenant's Work (e.g. driveway, parking area, curbing, utilities serving the Premises) and these bids and the bidding materials shall be provided to the Tenant. The Tenant's Work component shall be separately itemized in the bidding materials so that the cost thereof can be determined independently from the cost of Landlord's Work. Upon review of such costs, Tenant shall decide whether to enter into a contract for construction of the site improvement part of Tenant's Work with the bidder chosen by Landlord, or to contract with a separate contractor for such work.

          (ii) After commencement of Landlord's Work and notice thereof from Landlord and subject to subsection (b) Tenant shall commence Tenant's Work in accordance with the Final Plans and Specifications. The Building shall be constructed in a good and workmanlike manner and in accordance with all legally applicable codes, laws, ordinances and regulations and the standards and ratings of the local fire insurance rating organization. The building permit (and plumbing and electrical permits if applicable) required for construction of the Building shall be obtained by Tenant. Landlord shall cooperate with Tenant in Tenant's efforts to obtain any required building permits.

     (d) Progress of the Work. Tenant shall prosecute Tenant's Work to completion with diligence and shall complete construction of the Building within eighteen (18) months of the Term Commencement Date, subject, however, to unavoidable delays, meaning delays due to strikes, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, delay caused by the manner or timing of prosecution of the Landlord's Work, or similar causes beyond the reasonable control of Tenant.

     (e) Environmental Conditions. Without limitation of any other rights which Tenant may have under this Lease, in the event the Tenant or its contractors discovers, during the course of construction, an underground storage tank or other subsurface condition involving the presence of Hazardous Substances (as defined elsewhere in this Lease) then the Tenant shall have the right to discontinue construction and Landlord shall forthwith proceed to correct such environmental condition so as to bring the Premises into compliance with applicable laws and regulations. If the Landlord fails to do so within a reasonable period of time, but in no event later than one year from the date Landlord is notified of Tenant's discovery, Tenant shall have the right at any time thereafter (until the condition is corrected as required herein) to demand and receive a refund of any rents theretofore paid to the Landlord and terminate this Lease and Tenant shall have no liability or further obligation under this Lease or otherwise. Any dates or periods for payment of rent or performance of obligation under this Lease shall be deferred until correction of the condition or termination of this Lease, as aforesaid.

     (f) Insurance. Prior to the commencement of any construction activities with respect to the Building, Tenant shall furnish Landlord with proof that: (i) Tenant and Tenant's contractor have procured valid and subsisting public liability insurance naming the Landlord, as an additional insured, in an amount not less than $3,000,000 for personal injuries and property damage, per occurrence, and in the aggregate and
(ii) that either Tenant or Tenant's contractor have obtained builder's all-risk insurance with extended coverage in an amount, in form and issued by a company satisfactory to Landlord, which provides adequate coverage in the event of a loss for the completion of construction of the Building and coverage of all building materials upon the Demised Premises during the construction of the Building and (iii) Tenant's contractor has obtained workman's compensation coverage covering the full statutory liability of Tenant's contractor as an employer.

     (g) Liquidated Damages. Tenant acknowledges that the inducement to Landlord for the making of this Lease is the improvement of the Demised Premises with the construction the Building in accordance with the terms of this Lease, and that the Landlord would not have made this Lease without the Tenant's agreement to construct the Building as set forth in this
Section 8. Tenant further acknowledges that the breach of its agreement to construct the Building will result in damage to the Landlord because of (among other things) the failure to improve the Demised Premises in accordance with this Section 8, and because of the deprivation of business opportunities that would have been open to the Landlord but for its agreement under this Lease. Tenant further recognizes that the dollar amount of the damages to which Landlord would be entitled on the breach by Tenant of its agreement to construct the Building is difficult to ascertain because of the reasons and circumstances mentioned above. Consequently it is agreed that if Tenant abandons its obligation under this Lease and refuses to construct the Building for reasons not allowed in this Lease, Landlord may terminate this Lease by notice to Tenant, in which event Landlord will have suffered thereby, by reason of the circumstances described in this paragraph (g), immediate damages in the amount of $26,500.00, in addition to the amount paid by Tenant pursuant to Section 4 upon signing of this Lease, which amount is an agreed amount of liquidated damages and not a penalty. Upon a termination described in this subparagraph, Tenant shall be released and discharged from all liability and under this Lease, excluding the obligation to pay the liquidated damages as described above.

     (h) Ownership of the Building and Improvements. Tenant shall, during the Term, be the owner of the Building and other improvements installed or constructed on the Demised Premises by the Tenant.

9.  NEGATIVE COVENANTS OF TENANT.  Tenant will not:

     (a) wilfully damage the Center, the Demised Premises or any part of the Building;

     (b) bring into or permit to be kept in the Center or the Demised Premises any dangerous, explosive or obnoxious substances;

     (c) bring into the Building or use any equipment that might be harmful thereto or harmful or annoying to others in the Center;

     (d) conduct itself or permit its agents, servants, employees or invitees to conduct themselves in a manner that in Landlord's judgment reasonably exercised is unsafe or is a substantial disturbance to the occupancy by any other tenants of their premises in the Center or which would invalidate insurance coverages upon any part of the Center; or

     (e) except as allowed in subsection 6(c), vacate or abandon the Building or permit the Building to be emptied or unoccupied; or

     (f) except as allowed in subsection 6(c), cease to operate a bank, savings and loan association or credit union, or a branch of any of them, at the Building.

10.  LATE PAYMENT.

     If any payment required by Tenant under any of the terms hereof is not paid on the date it is due, Tenant shall, upon demand, pay a late charge to Landlord equal to the greater of
(a) Fifty ($50.00) Dollars or (b) $.06 for each dollar so due and such late charge shall be deemed Additional Rent for purposes of this Lease.

11.  TENANT'S ALTERATIONS.

     Tenant shall make no alterations, additions or improvements ("Tenant Improvements") to the Building which alter the exterior appearance of the Building from that which is depicted on the Final Plans and Specifications without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Landlord consents to such Tenant Improvements, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish insurance and copies of the plans, specification and permits necessary for such work. All Tenant Improvements shall be done in a first class, workmanlike manner and shall comply with all insurance requirements and all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction.

12.  MECHANIC'S LIENS.

     Prior to Tenant performing any construction or other work on or about the Demised Premises for which a lien could be filed against the Demised Premises or the Building, Tenant shall enter into a written waiver of liens agreement with the contractor who is to perform such work, and such written agreement shall be filed, in accordance with the Mechanics' Lien Law of the Commonwealth of Pennsylvania prior to the commencement of such work. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Demised Premises or the Building purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within 30 days after Tenant receives notice of the filing thereof. If Tenant shall fail to cause such lien to be discharged by payment, bond or otherwise within such period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred, including attorneys' fees, in having such lien discharged of record.

13.  CONDITION OF DEMISED PREMISES: LANDLORD'S REPRESENTATIONS.

     (a) Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Demised Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The commencement of construction upon the Demised Premises by Tenant shall conclusively establish that the Demised Premises was at such time in satisfactory condition as required by this Lease.

     (b)  Landlord represents and warrants that:

          (i) Landlord has no knowledge of any impending or imminent public assessments against the Land;

          (ii) Landlord has the authority to execute the Lease, and upon execution, it shall be legally binding upon Landlord in accordance with its terms;

          (iii)  there is no present litigation involving
Landlord on the Demised Premises which could materially and adversely affect the Tenant's intended use thereof,

          (iv) to the best of Landlord's knowledge. based solely upon a third party audit obtained by Landlord, and not based upon any independent investigation by Landlord, no Hazardous Substances (as elsewhere specifically defined in this Lease) are present on or under the Demised Premises; and

          (v) Landlord has no knowledge of any pending condemnation proceedings pertaining to the Demised Premises.

14.  LANDLORD SERVICES.

     (a) Landlord will operate and maintain or will cause to be operated and maintained, the Common Area and Common Facilities in a manner characteristic of first class office and retail centers in the southern Chester County area without limitations of the foregoing, provided Tenant is not in default under any of the provisions of this Lease, Landlord shall provide for cleaning, maintenance, repaving, repairing, and snow removal of the Common Area, including but not limited to landscape maintenance for any landscaped areas within the Common Area, as well as any work to the Common Area or Common Facilities that is required by law. Without limitation of the foregoing, the Common Area shall be policed regularly (and not less often than daily) for the removal of litter and debris and shall be lighted at night during at least the hours of operation of the Tenant.

     (b) Landlord agrees to maintain comprehensive public liability insurance covering all of the Common Area and Common
Facilities in an amount of not less than $1,000,000 per occurrence and $3,000,000 in the aggregate.

     (c) Except for the foregoing, Landlord shall not be obligated to provide any services to Tenant, it being understood that this is a "triple net" lease, with rent paid to Landlord intended to be net of Tenant's Share of Real Estate Taxes, repairs to the Demised Premises, utility service to the Demised Premises, and Tenant's Share of Operating Expenses.

15.  ASSIGNMENT AND SUBLETTING.

     (a) Tenant shall have the right to assign its rights under this Lease or to sublease the Premises or any part thereof to any federally or state chartered bank, savings and loan or credit union for use as a bank office (which shall include any uses now or hereafter commonly associated therewith, including but not limited to the acceptance of deposits, making of loans, safe deposits, and associated office uses), provided Landlord is reasonably satisfied as to the financial stability of such assignee or subtenant.

     (b) No other assignment of this Lease or subleasing of the Premises or any part thereof shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     (c) No subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

16.  REPAIRS.

     Tenant shall make, at its sole cost and expense, all repairs necessary to maintain the Building and the Demised Premises (except the Common Facilities), including without limitation, the roof and structure, all plumbing, heating, ventilation, air conditioning and electric lines, pipes, fixtures and equipment and shall keep the Building and Demised Premises and the fixtures therein in neat and orderly condition. Tenant shall keep the sidewalk immediately surrounding the Building and the landscaped areas adjacent to the foundation of the Building in neat and orderly condition and free of vermin, offensive odors, and (with respect to sidewalks or paved areas) free of snow within a reasonable time after a snow fall. Tenant shall keep all grass, shrubbery and landscaping immediately adjacent to the Building neatly trimmed in a manner consistent with Landlord's maintenance of other landscaped areas in the Center. If the Tenant refuses or neglects to perform such maintenance or repairs, or fails to diligently prosecute the same to completion, after 30 days prior written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as Additional Rent. Any such repairs and any labor performed or materials furnished in, on or about the Demised Premises shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, the requirements of any board of underwriters having jurisdiction thereof, as well as any reasonable regulations imposed by Landlord pertaining thereto.

17.  HAZARDOUS SUBSTANCES.

     (a) The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammable, explosive or radioactive materials, asbestos, polychlorinated biphenyls ("PCB's"), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

     (b) Tenant shall not use, generate, release, manufacture, refine, produce, process store, or dispose of any Hazardous Substance on, under, or about the Demised Premises, in violation of law. Notwithstanding the foregoing, Tenant shall have no liability of any kind or nature arising from the presence of any Hazardous Substances upon or under the Demised Premises which either (A) existed thereon or thereunder prior to the date of this Lease or (B) are released, spilled, deposited or otherwise conveyed upon or under the Demised Premises by any person or entity other than Tenant.

18.  SURRENDER OF DEMISED PREMISES.

     At the end of the term of this Lease, Tenant shall surrender the Demised Premises to Landlord, together with all alterations, additions and improvements thereto, in broom clean condition and in good order and repair except for ordinary wear and tear. If Tenant is not then in default under any of the terms hereof, Tenant shall have the right to remove any equipment, furniture, trade fixtures (including but not limited to any vault) or other personal property placed in the Building by Tenant, provided that Tenant promptly repairs any damage to the Building caused by such removal. Tenant shall repair all damage to the Demised Premises caused by such removal and restore the Demised Premises to the condition in which they were prior to the installation of the items so removed. Tenant shall surrender the Demised Premises to Landlord at the end of the Term hereof, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania. If Tenant shall fail to remove any of its equipment, furniture, trade fixtures or other personal property within 30 days after expiration of the Term, Landlord may remove and store the same at the expense of Tenant or sell the same on behalf of Tenant at public or private sale in such manner as is commercially reasonable, with any proceeds thereof to be first applied to the costs and expenses, including attorney's fees, of the storage and sale and the payment of any amounts owed hereunder by the Tenant.

19.  INDEMNIFICATION AND INSURANCE.

     (a) Tenant covenants and agrees that it shall, without notice or demand and at its own cost and expense, indemnify, defend and save harmless Landlord against and from any loss, cost, liability, claim or damage suffered or incurred by Landlord as a result of:

          (i)  the negligent use and occupancy of the Demised
Premises by Tenant, its agents, and employees,

          (ii) any wilful failure by Tenant to perform any of the terms or conditions of this Lease required to be performed by Tenant,

          (iii) any failure by Tenant to comply with any statutes, regulations, ordinances or orders of any governmental authority, or

          (iv) any accident, death, injury, or damage, loss or theft of property in or about the Demised Premises (whether involving property belonging to Tenant or any other person) to the extent resulting from the negligence or wilful misconduct of Tenant or any agent or employee of Tenant who is acting on behalf of the Tenant at the time of such incident

     (b) Tenant shall keep in force public liability insurance with respect to the Demised Premises, including contractual insurance with respect to the covenants and agreements above, with companies and in form acceptable to the Landlord to afford protection of not less than Three Million ($3,000,000.00) Dollars for any one accident, and One Million ($1,000,000.00) Dollars for injury to anyone individual with respect to personal injury or death and property damage, and naming the Landlord as an additional insured and providing thirty (30) days' notice of cancellation. Such limits may be increased by Landlord upon written notice to Tenant, based upon Landlord's reasonable determination of a commercially reasonable level of liability insurance, taking into consideration the particular use of the Demised Premises by the Tenant. Copies of such policies shall be delivered to Landlord once per calendar year.

     (c) As to any loss or damage which may occur upon the property of a party hereto, such party hereby releases the other, to the extent of such damaged party's insurance coverage, from any and all liability for such loss or damage even if such loss or damage shall be brought about by the fault or negligence of such other party, or the agent or employees of such other party; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the applicable policies of insurance shall contain a clause to the effect that this release shall not affect said policies or the right of the insured to recover thereunder. If any policy does not contain such a clause, the insured party shall, at the written request of the other party to this Lease, have such a clause added to said policy if an endorsement so providing is obtainable.

20.  FIRE OR OTHER CASUALTY.

     If the Building is damaged in whole or part by fire or other casualty, the damages shall, unless caused by Landlord, its agents or employees, be repaired by and at the expense of Tenant and there shall be no abatement of rent whatsoever. Tenant agrees to repair such damage within a reasonable period of time after such damage.

21.  CONDEMNATION.

     (a) If the entire Demised Premises or the Building shall be condemned for public use, then and in that event, upon the vesting of title to the same for such public use, this Lease shall terminate. In the event of such termination of this Lease, all rent paid in advance shall be apportioned as of the date of such termination.

     (b) Notwithstanding the foregoing, if only a part of the Demised Premises shall be so taken and the part not so taken shall be sufficient for the operation of Tenant's business, Tenant shall retain the part not so taken and there shall be a proportional reduction in the Minimum Annual Rent and Additional Rent. Tenant shall be entitled to make such claims for proceeds of condemnation as to which the Tenant may be entitled as a matter of law, and shall apply the proceeds first to the restoration of the Demised Premises. Notwithstanding the foregoing, if the proceeds of condemnation of the Demised Premises or any part thereof is not sufficient to restore the Demised Premises to a condition usable for its purpose at the time of condemnation, then the Tenant may tender the transfer and assignment of any such proceeds to the Landlord and this Lease and any liability and obligation of Tenant shall thereupon be terminated, null and void.

     (c) This Lease shall not be affected if any governmental or other authority having the power of eminent domain shall by the exercise of such power of eminent domain take the use or occupancy of the Demised Premises or any part thereof for a temporary period not in excess of one hundred twenty (120) days (hereafter "temporary taking"). Minimum Annual Rent and all Additional Rent and other charges payable by the Tenant under this Lease, shall be abated pro rata during the temporary taking. Except only to the extent that the Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall continue to perform and observe all its other obligations under this Lease, as though the temporary taking had not occurred. Tenant shall be entitled to receive the entire amount of any award made for the temporary taking, whether paid by way of damages, rent, or otherwise. Tenant shall not be prohibited from seeking to recover from the condemnor compensation for loss of business and relocation expenses provided the same does not diminish the amount received by Landlord. The Tenant covenants that, upon the termination of any temporary taking, prior to the expiration of the Term, it will, at its sole cost and expense, restore the Demised Premises, as nearly as may be reasonably possible, to the condition in which the same were immediately prior to the temporary taking. Any taking depriving Tenant of the use and occupancy of the Demised Premises, or any part thereof which materially interferes with Tenant' s ability to conduct its business therein, for in excess of one hundred twenty (120) days shall permit Tenant to terminate this Lease by written notice to Landlord delivered within ten (10) days after the expiration of such period.

     (d) Nothing herein shall be deemed to prohibit Tenant from seeking to recover from the condemnor compensation for loss of business and relocation expenses provided the same does not diminish the amount received by Landlord,

22.  ESTOPPEL CERTIFICATES.

     At any time, and from time to time, upon the written request of Landlord or any "Mortgagee" (as defined in Section 29 hereof), Tenant shall, within 15 days of the date of receipt of such written request, execute and deliver to Landlord and/or such Mortgagee, a written statement containing the following information, to the extent true and correct and to the best of the Tenant's knowledge: (a) ratifying this Lease; (b) confirming the Commencement Date and expiration of the Term of this Lease;
(c) certifying that Tenant is in occupancy of the Demised Premises, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated; (d) reciting the amount of advance rent, if any, paid by Tenant and the date to which such rent has been paid; (e) reciting the amount of security deposited with Landlord, if any; and (f) any other information which Landlord or the Mortgagee shall reasonably require. The failure of Tenant to execute, acknowledge and deliver to Landlord and/or any Mortgagee a statement in accordance with the provisions herein within the period set forth herein shall constitute an acknowledgment by Tenant which may be relied upon by any person holding or intending to acquire any interest whatsoever in the Demised Premises or the Building that this Lease has not been assigned, amended, changed or modified, is in full force and effect and that the Minimum Annual Rent, and Additional Rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement and shall constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses or offsets against the enforcement of this Lease by Landlord which may exist prior to the date of the written request, and Landlord, at its option, may treat such failure as an event of default.

23.  DEFAULT.

     The occurrence of any of the following shall constitute an event of default and breach of this Lease by Tenant (an "Event of Default"):

     (a) A failure by Tenant to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Tenant where such failure continues for ten (10) days after Landlord gives Tenant written notice that such installment is past due.

     (b) A failure by Tenant to observe and perform any other terms or conditions of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant or, if thirty
(30) days is not a reasonably sufficient time for the cure of such failure, then for such reasonable additional time as may be necessary, so long as such cure is diligently pursued.

     (c) The making by Tenant of any assignment for the benefit of creditors; an adjudication that Tenant is bankrupt, insolvent, or unable to pay its debts; the filing by or against Tenant of a petition in bankruptcy or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after the filing thereof); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Demised Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within thirty (30) days after such appointment); or the attachment, execution or levy against, or other judicial seizure of, substantially all of Tenant's assets located in the Demised Premises or of Tenant's interest in this Lease (unless the same is discharged within thirty (30) days after issuance thereof).

24.  REMEDIES.

     Upon the occurrence of any Event of Default Landlord's remedies shall be:

     (a) Landlord may perform for the account of Tenant any such act, the omission of which constituted a default by Tenant and immediately recover as Additional Rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest at the Default Rate (hereinafter defined) from the date the obligations are incurred by Landlord until payment therefor to Landlord, whether before or after entry of judgment and issuance of execution thereon.

     (b) Landlord may, upon 10 days prior written notice, accelerate and declare to be immediately due and payable all Minimum Annual Rent and Additional Rent due for the balance of the Term of this Lease minus the fair market rental value of the Premises for the balance of the Term of this Lease. Actual rents achieved by an arms-length re-letting of the Premises following termination of this Lease shall be determinative of the fair market rental value of the Premises (or the part thereof which is re-let) for the term of such re-letting. In the absence of a re-letting of the Premises, the fair market rental value of the Premises shall be determined by competent appraisal. In determining the amount of any future payments due Landlord relating to Operating Expenses and/or Real Estate Taxes, Landlord may make such determination based upon the most recent estimates of Operating Expenses and/or Real Estate Taxes available.

     (c) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than fifteen (15) days after the date of such notice without any right after expiration on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof, as well as the right, title and interest of the Tenant hereunder, and any liabilities or obligations of the Tenant for the payment of Minimum Annual Rent, Additional Rent, except for the accelerated amounts due under section 24(b), above, shall wholly cease and expire and become void in the same manner and with the same force and effect as if the date fixed in such notice were the date herein specified for expiration of the Term of this Lease. Upon such termination, Tenant shall immediately quit and surrender to Landlord the Demised Premises, and Landlord may enter into and repossess the Demised Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damages therefor.

     (d) Landlord may re-enter and repossess the Demised Premises and any part thereof and attempt using its best efforts, as agent for Tenant if this Lease has not been terminated, or on its own behalf if this Lease has been terminated, to relet all or any part of the Demised Premises for and upon such terms and to such persons and for such period or periods as Landlord, in its reasonable discretion, shall determine, including a term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Demised Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and attorneys fees incurred by Landlord; and any sums collected by Landlord from any new tenant obtained shall be credited against the balance of the rent due hereunder as aforesaid. Unless this Lease has been terminated, Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant;

     (e) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the terms and conditions hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnities or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

     (f) The remedies available to Landlord pursuant to the provisions of this Lease hereof are cumulative and concurrent and may be exercised in such manner as Landlord may, in Landlord's sole discretion, determine is appropriate.

      (g) "Default Rate" shall mean a floating rate of interest per annum equal to five percent (5%) above the national prime rate of interest published in the "Money Rates" section of the Wall Street Journal, as the same may be in effect and change from time to time while the Event of Default continues.

25.  WAIVER.

     The failure or delay on the part of Landlord to enforce or exercise at any time any of the terms and conditions of this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of Landlord to thereafter enforce each and every such term or condition. No waiver by Landlord of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by this Lease shall be deemed an acceptance or a surrender of the Demised Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

26.  QUIET ENJOYMENT.

     If and so long as Tenant pays the rent reserved hereunder and observes and performs all the terms and conditions on Tenant's part to be observed and performed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the entire Tenn hereof, subject to all of the provisions of this Lease.

27.  FORCE MAJEURE.

     Time periods for Landlord's or Tenant's performance of their respective obligations under any of the terms of this Lease (other than Tenant's obligation to pay Minimum Annual Rent and Additional Rent when due) shall be extended for periods of time during which such party's performance is prevented due to circumstances beyond its reasonable control, including without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.

28.  SUCCESSORS.

     The respective rights and obligations provided in this Lease shall bind and shall inure to the parties hereto, and their successors and permitted assigns.

29.  SUBORDINATION.

     (a) Tenant agrees to subordinate its interest in the Demised Premises to the lien of any mortgage, now existing or hereinafter created, against the Center ("Mortgage") provided each mortgagee holding a Mortgage ("Mortgagee") executes a Subordination, Non-Disturbance and Attornment Agreement in form as attached hereto as Exhibit D ("Subordination Agreement") or in such modified form as a Mortgagee may reasonably request, so long as the substance of the Subordination Agreement is preserved.

     (b) Tenant's obligations under this Lease are conditioned upon Landlord providing Tenant, within sixty (60) days of the date of execution of this Lease, and again within five (5) business days of the execution and delivery of each and every new Mortgage, with a Subordination Agreement executed by each Mortgagee now holding or acquiring a Mortgage upon the Center.

     (c) Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such Mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery and/or recording and in that event, to the extent set forth in such written document, such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and a memorandum thereof recorded prior to the execution, delivery and recording of the Mortgage as though this Lease had been assigned to such Mortgagee. Should Landlord or any Mortgagee or purchaser desire confirmation of the status of the subordination of any Mortgage to this Lease or of this Lease to any Mortgage or as to whether Tenant has attorned to the rights of any Mortgage, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form reasonably satisfactory to Landlord, the Mortgagee or the purchaser all instruments and/or documents that may be reasonably required to acknowledge such subordination and/or agreement to attorn, in recordable form within fifteen
(15) days following a written request therefor from Landlord.
In the event Tenant fails to execute and deliver the instruments and documents as provided for herein within the time period set forth, Tenant does hereby make, constitute and appoint Landlord or such Mortgagee or purchaser, as the case may be, as Tenant's attorney-in-fact and in its name, place and stead to do so, or Landlord may treat such failure as an event of default. The aforesaid power of attorney is given as security coupled with an interest and is irrevocable.

30.  GOVERNING LAW.

     This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

31.  SEVERABILITY.

     If any provisions of this Lease shall prove to be invalid, void or illegal, it shall in no way affect any other provision hereof and the remaining provisions shall nevertheless remain in full force and effect.

32.  HOLDING OVER.

     If Tenant shall, with the consent of Landlord, hold over after the expiration of the Term, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to pay to Landlord the Minimum Annual Rent and Additional Rent that was last in effect for the Demised Premises prior to expiration of the Term, and to be bound by all the terms and conditions herein. If Landlord has not consented to such hold over by the Tenant, such tenancy may be terminated as above provided, and until Tenant has vacated the Demised Premises, it agrees to pay to Landlord Minimum Annual Rent equal to the one and one-half times the Minimum Annual Rent last in effect for the Demised Premises prior to expiration of the Term, plus Additional Rent as was in effect prior to expiration of the Term.

33.  NOTICES.

     All notices and statements required or permitted under this Lease shall be in writing, and either (a) delivered in person,
(b) sent by United States Registered or Certified Mail with postage prepaid or (c) sent by Federal Express or other recognized overnight courier service with postage prepaid, and in any event addressed as follows:

As to Tenant:     The Peoples Bank of Oxford
                  P.O. Box 500
                  24 South Third Street
                  Oxford, PA 19363-0500
                  Attn: President

As to Landlord:   Beiler-Campbell, Inc.
                  P.O. Box 1096
                  Kennett Square, PA 19348

     Either party may at any time, in the manner set forth for giving notices to the other, designate a different address to which notices to it shall be sent.

34.  BROKERS.

     Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, firm, company or person in connection with the negotiation for or the obtaining of this Lease and each party shall indemnify, defend and hold the other harmless from and against any claim by any person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this Lease, and any attorneys fees or other expenses incurred by such other party in connection therewith.

35.  SIGNS.

     (a) Tenant shall not, without Landlord's prior written approval, paint, place or erect any sign on the exterior walls or the roof of the Building or at locations on the Demised Premises other than the Building, except as shown on the Final Plans and Specifications. Notwithstanding the foregoing, Tenant may display banners on the exterior of the Building without Landlord's approval for periods of up to 30 days in any calendar quarter and for the first six months after Tenant opens for business at the Demised Premises. Landlord's approval hereunder shall not be unreasonably withheld. All signs must comply with applicable Township ordinances.

     (b) Tenant shall be entitled to a sign on any pylon sign for the Center and on any directory of tenants of the Center, with such sign to be of a size (relative to the size of signs for other tenants of the Center) having the same proportion as the ground floor area of the Building bears to the ground floor area of the buildings (or portions thereof) occupied by the other tenants sharing the pylon sign or directory sign.

36.  CAPTIONS.

     The titles or captions to the paragraphs of this Lease are for convenience of reference only, and are not to be construed as defining, limiting or modifying the scope or intent of any of the terms and conditions of this Lease.

37.  ENTIRE AGREEMENT.

     This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Demised Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the terms, covenants and conditions of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

38.  LEASEHOLD MORTGAGE.

     Tenant shall have the right to grant a mortgage of its leasehold interest in the Demised Premises to secure debts incurred by Tenant ("Qualified Leasehold Mortgage"). A Qualified Leasehold Mortgage may be granted to and held solely by a state or federally chartered bank, savings and loan or credit union or to an insurance company. The mortgagee under the Qualified Leasehold Mortgage or any other entity acquiring an interest in the Lease by foreclosure shall be subject to all of the rights and obligations of the Tenant as set forth in this Lease, including without limitation any restrictions on use of the Demised Premises and upon assignment or subletting of this Lease.

39.  REGULATORY APPROVAL.

     Tenant's obligations under this Lease are contingent upon its ability to obtain approval of its intended use of the Demised Premises as a branch banking facility from the Federal Deposit Insurance Corporation and the Pennsylvania Banking Commission (the "Regulatory Approvals"). Tenant shall immediately following execution of this Lease apply for the Regulatory Approvals and diligently pursue the same. If Tenant has not obtained the Regulatory Approvals within 150 days of the date of this Lease, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord. In the absence of such notice, Tenant will be deemed to have waived this provision, and shall be obligated under this Lease whether or not the Regulatory Approvals are obtained if, after expiration of the 150 day period, Landlord gives Tenant written notice of the expiration of such period and Tenant fails to exercise its right of termination within 15 days thereafter. Tenant shall keep Landlord advised of the status of the applications for Regulatory Approvals and shall provide upon request such information with respect to the status of the applications as is reasonably requested by the Landlord. Tenant shall also provide Landlord with prompt written notice upon the expiration of the 150 day period within which Tenant is to obtain the Regulatory Approvals if Tenant has failed to obtain the Regulatory Approvals within said 150 day period.

40.  TAX DEDUCTIONS.

     It is the intention of the parties that Tenant shall be entitled to all tax deductions applicable to the Building and any other improvements to the Demised Premises installed by Tenant, to the extent provided by law.

41.  ENVIRONMENTAL REPORT.

     Tenant shall have the right to obtain an environmental inspection report on the Demised Premises and surrounding property from a reputable environmental consulting firm selected by Tenant (the "Consultant"). Tenant shall obtain the environmental inspection report within thirty (30) days after the date hereof. If the Consultant's report is unsatisfactory to Tenant because it indicates a reasonable basis to believe Hazardous Substances are present (or there is a threatened release of such Hazardous Substances) on the Demised Premises or anywhere within a proximity thereto which would give Tenant a reasonable basis to believe such Hazardous Substances may spread to the Demised Premises and would require remediation, the Tenant shall notify Landlord within ten (10) days of receipt of such report and Landlord shall have thirty (30) days after receipt of such notice within which to advise Tenant as to whether Landlord will submit a proposal to Tenant of a plan to clean-up or remediate the Hazardous Substances at Landlord's sole expense, and if Landlord will submit such a plan, a copy thereof. If the Landlord's response is not acceptable to Tenant based on the recommendation of Tenant's environmental consultant, or if the time period required to complete the clean-up or remediation is unacceptable to Tenant, Tenant may terminate this Lease and recover any prepaid rent by giving Landlord written notice thereof within ten (10) days after Tenant's receipt of Landlord's response. Tenant shall have no obligation to commence construction of the Building or pay any rent unless and until any clean-up or remediation agreed to by Landlord is completed. In the absence of Tenant's delivery of the Consultant's report within thirty (30) days of the date of this Lease, or in the absence of Tenant's notice of termination within ten (10) days after receipt of Landlord's response to such report, Tenant shall be deemed to have approved the environmental condition of the Demised Premises and the provisions of this Section 41 shall be of no further force and effect.

42.  RIGHT TO ESTABLISH CONDOMINIUM.

     Landlord shall have the right to establish a condominium from its fee simple ownership of the Center so long as:
(a) there shall be no effect on the rights, liabilities and obligations of the Tenant under this Lease, including without limitation the amount of Additional Rent and the rights of Tenant, its employees, agents, contractors and invitees in and to the use of the Common Area; (b) there shall be no effect on the rights, liabilities and obligations of the Landlord under this Lease; (c) Landlord's fee simple interest in an area not less than the entire Demised Premises shall constitute a single condominium unit; (d) the owner of the condominium unit that includes within its boundaries the Demised Premises shall be the "Landlord" under this Lease and shall assume all of Landlord's obligations under this Lease, including but not limited to those obligations with respect to the Common Area; (e) the establishment of the condominium shall not interfere with, nor purport to interfere with, Tenant's ownership of the Building during the Term; (f) Tenant shall not bear any costs of creating the condominium or of operating the condominium association (other than Tenant's share of Common Area operating expenses that Tenant would otherwise be obligated to pay under this lease without the existence of a condominium); and (g) Landlord shall exercise its rights under the condominium in such a manner as to comply with the requirements of the preceding clauses.

43.  MEMORANDUM OF LEASE.

     Landlord and Tenant shall execute with this Lease the Memorandum of Lease attached hereto as Exhibit E and the same may be recorded by Tenant in the Office of the Recorder of Deeds of the County in which the Center is located.

     IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed the day and year first above written, intending to be legally bound hereby.
                                 LANDLORD
                                 BEILER CAMPBELL INC.

Attest:______________            By:_________________________
                                 Name:_______________________
                                 Title:______________________

                                 TENANT
                                 THE PEOPLES BANK OF OXFORD

Attest:______________            By:_________________________
                                 Name:_______________________
                                 Title:______________________



                             EXHIBIT E
                      MEMORANDUM OF LEASE

     THIS MEMORANDUM OF LEASE, dated the 7th day of November, 1994, between BEILER CAMPBELL, INC. a Pennsylvania corporation, having its principal office at P.O. Box 1096, Kennett Square, Pennsylvania 19348 ("Landlord") and THE PEOPLES BANK OF OXFORD, a Pennsylvania corporation, having its principal office at 24 South Third Street, Oxford, Pennsylvania, ("Tenant"),

                           WITNESSETH:

     THAT WHEREAS, Landlord is the owner of the certain property comprising ____ acres, more or less, located at the intersection of Baltimore Pike and Bayard Road in East Marlborough Township, Chester County, Pennsylvania, being more particularly described in Exhibit A attached hereto and incorporated herein ("Land"); and

     WHEREAS, on December 7, 1994 Landlord entered into a certain Lease (the "Lease") with Tenant for the a portion of the Land, being the premises more particularly described in Exhibit B attached hereto and incorporated herein (the
"Premises); and

     WHEREAS, Landlord and Tenant desire to record this Memorandum to provide notice in the public records of the existence of the Lease affecting the Premises.

     NOW, THEREFORE, Landlord and Tenant do hereby affirm that there exists a Lease dated December 7, 1994 between Landlord and Tenant and that some, though not all, of the terms of the Lease are as follows:

     1. Term. The term of the Lease shall commence at the time Landlord has obtained all governmental approvals necessary to construct a building on the Premises and shall, unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law, expire at the expiration of 20 years from the date of commencement of the Term.

     2. Options to Renew. The Lease further contains a right of Tenant to extend the Term of the Lease for two additional consecutive periods, one of 5 years and one of 4 years and 364 days, respectively, subject to the terms, covenants and conditions for exercise of the option contained in the Lease.

     3. Construction. Tenant, under the terms of the Lease, is obliged to construct on the Premises a branch bank office building, subject to terms and conditions more specifically set forth in the Lease.

     4. Uses/Restrictive Covenants. The Lease contains restrictive covenants limiting or otherwise restricting the use of portions of the Land.

     5. Assignments. The Lease contains restrictions on the assignment, subletting and mortgaging of the Lease and the Tenant's rights therein.

     6. Interpretation. This Memorandum of Lease is not an agreement between Landlord and Tenant, but rather a notice to be placed of record of the existence of the Lease; reference is hereby made to the Lease for all terms, covenants and conditions with respect to the leasehold interest of Tenant and the Premises.

     IN WITNESS WHEREOF this Memorandum of Lease has been signed and sealed by duly authorized officers of the Landlord and Tenant as of the date and year first above written.

                                BEILER CAMPBELL, INC.
ATTEST:

__________________________      By:____________________________
                                Name:__________________________
                                       President

                                THE PEOPLES BANK OF OXFORD
ATTEST:

__________________________      By:____________________________
                                Name:__________________________
                                Title:_________________________



                   SUBORDINATION ATTORNMENT AND
                     NON-DISTURBANCE AGREEMENT

     THIS AGREEMENT, made as of the 1st day of December, 1994, by and between MERIDIAN BANK, a Pennsylvania corporation having an office at 35 North Sixth Street, Reading, Pennsylvania ("Lender"), and THE PEOPLES BANK OF OXFORD, a Pennsylvania corporation having an office at 24 South Third St., Oxford, Pennsylvania (the "Tenant").

WITNESSETH:

     WHEREAS, the Lender has made a loan (together with any present or future amendments or increases thereto, the Loan") to Beiler & Campbell, Inc. ("Landlord") evidenced by a Promissory Note of Landlord (together with any present or future amendments or increases thereto, the "Note") secured by a mortgage from the Landlord, as mortgagor, to Lender, as mortgagee (said mortgage being hereinafter referred to as the "Mortgage") and recorded at Book 3759, Page 198 in the Office of the Recorder of Deeds of Chester County, covering all of the Landlord's right, title and interest in the land, buildings, improvements and other items of property described therein, located in Chester County, Pennsylvania and more particularly described in Exhibit A annexed hereto and made a part hereof (said land, buildings, improvements and such other property being hereinafter collectively referred to as the "Mortgaged Premises"), and further secured by an Assignment of Rents and Other Interests (together with any present or future amendments or increases thereto, the "Assignment of Rents"), recorded in the Office of the Recorder of Deeds of Chester County; and

     WHEREAS, the Landlord and the Tenant entered into a lease dated as of December 7, 1994 (said lease, as the same may be amended, renewed, modified, consolidated, replaced or extended being hereinafter referred to as the "Lease"), covering a portion of the Mortgaged Premises (the "Leased Premises"); and

     WHEREAS, the Assignment of Rents assigns to Lender all of Landlord's right, title and interest in and to the Lease and any other present or future lease of all or any part of the Mortgaged Premises; and

     WHEREAS, the Lease will benefit the Lender by enhancing the value of the Mortgaged Premises; and

     WHEREAS, the Tenant, as a condition to entering into the Lease, has required that the this Agreement be executed by the Lender.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Tenant and Lender, intending to be legally bound hereby, covenant and agree as follows:

     1. The Lease shall at all times be subject and subordinate in each and every respect to the Mortgage (and all provisions thereof) with the same force and effect as if the Mortgage had been executed and delivered prior to the execution and delivery of the Lease and without regard to the order or priority of recording of the Mortgage and the Lease or any memorandum of the Lease, subject, nevertheless, to the provisions of this Agreement.

     2. If the interest of the Landlord under the Lease shall be transferred by reason of a foreclosure action or other proceedings for enforcement of the Mortgage or pursuant to a transfer in lieu of foreclosure, the Tenant shall be bound to and shall attorn to the person acquiring the interests of the Landlord as a result of any such action or proceeding and such person's successors and assigns (any of the foregoing being hereinafter referred to as the "Successor"), said attornment to be effective and self-operative without the execution of any further instruments by the parties hereto, upon the Successor succeeding to the interest of the Landlord in and to the Leased Premises.

     3. If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to a transfer in lieu of foreclosure then, except as provided in this Agreement, the Successor shall be bound to the Tenant and the Tenant shall be bound to the Successor, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Landlord (but subject to paragraph 4 below).

     4.  The Successor shall not and shall not be deemed to
(a) adopt or in any other manner be responsible or liable for any representations and warranties made by the Landlord in the Lease, (b) be liable for any act, omission or default of Landlord or any prior landlord, (c) be liable to Tenant in any event for any matter relating to the operation, maintenance or condition of the Mortgaged Premises or Leased Premises prior to the date Successor acquires title to the Leased Premises, (d) be subject to any offset or defenses which Tenant might have had against any prior Landlord, (e) be bound by any amendment or modification to the lease made without its consent, (f) be liable for the return of any security deposit; or (g) be bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior Landlord.

     5. If Tenant is not in default hereunder or under the terms of the Lease, the Tenant will not be joined as a party defendant for the purpose of terminating the Lease in any foreclosure action or proceeding which may be instituted or taken by the Lender, nor will the Tenant be evicted from the Leased Premises, nor will the Tenant's leasehold estate under the Lease be terminated or disturbed, nor will any of the Tenant's right under the Lease be affected in any way by reason of any default under the Mortgage.

     6. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

     7. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and mailed to the party to whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement. Tenant hereby agrees that in the event of attornment described in section 2 hereof, all warrants of attorney (if any) contained in the Lease for confession of judgment for money or for possession of the Leased Premises shall continue in full force and effect to the benefit of the Successor.

     8. This Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties hereto. The parties hereto intend the literal words of this Agreement to govern the subject matter hereof and all prior negotiations, drafts and other extrinsic communications shall have no significance or evidentiary effect. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and the leasehold interest of Tenant thereunder to the lien or charge of the Mortgage in favor of Lender, and shall supersede and control any prior agreements as to such, or any subordination, including, but not limited to, those provisions, if any, contained in the Lease which provide for the subordination of the Lease and the leasehold interest of tenant thereunder to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     9. This Agreement shall continue in effect until all sums due by Landlord to Lender under the Note, the Mortgage and the Assignment of Rents have been paid and satisfied in full.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                              Lender:

                              _________________________________
Attest:

__________________________    By:______________________________
[Corporate Seal]


                              Tenant:

                              THE PEOPLES BANK OF OXFORD

Attest:

__________________________    By:______________________________
[Corporate Seal]

              The undersigned consents to the foregoing:

                              Landlord:

                              BEILER CAMPBELL, INC.
ATTEST:


__________________________    By:______________________________
[Corporate Seal]              Name:____________________________
                                     President



ALL THAT CERTAIN tract of land, together with buildings and improvements thereon erected, SITUATE in Independent School
District No. 1, East Marlboro Township, Chester County,
Pennsylvania, according to a survey by George E. Regester, Jr., Registered Surveyor, dated October 22, 1958, bounded and described, as follows:

BEGINNING at a spike set in the middle of a public road (known as Bayard) which leads from State Highway Route #131 to Sills Mill and said spike being the Northwest corner of land recently conveyed to Drex B. Little by Joseph A. Donohoe Estate; THENCE along first mentioned public road known as Bayard Road, North
01 degree 16 minutes East, 391.32 feet to drill hole in the center of concrete roadbed of U.S. #131 known as Baltimore Pike; THENCE along or about to the middle of said Baltimore Pike, North 69 degrees 11 minutes East, 384.10 feet to a point in the center of said concrete roadbed; THENCE leaving said Baltimore Pike and by lands of Angelo Bagnato, the next 3 courses and distances, to wit: South 06 degrees 09 minutes East, (passing over an old iron pin set 63.52 feet) from the last described point 298.42 feet to an old iron pin; THENCE South 06 degrees
53 minutes East, 148.75 feet to an iron pin set for the Northeast corner of lands recently conveyed to Drex B. Little by the Joseph A. Donohoe Estate; THENCE along said lands of said Drex B. Little, South 86 degrees 52 minutes West, 252.53 feet to the first mentioned point and place of beginning.

CONTAINING 3.335 acres of land, more or less.

BEING Chester County Tax Parcel 61-6-107















                              EXHIBIT A